UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2016 (November 29, 2016)

Mymetics Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-25132	25-1741849
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Route de la Corniche 4 1066 Epalinges, Switzerland	NA
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +011 41 21 653 45 35

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 28, 2016, the registrant, Mymetics Corporation, through its Dutch subsidiary, Mymetics BV ("Mymetics"), entered into a Research Agreement (the "Agreement"), effective October 21, 2016, with Sanofi Pasteur Biologics, LLC ("Sanofi"), the vaccine division of Sanofi SA. Sanofi will evaluate the immunogenicity of influenza vaccines based on Mymetics’ proprietary virosome technology platform in pre-clinical settings compared to egg-based split vaccines. Mymetics expects to enter into a more extensive collaboration with Sanofi should the evaluation by Sanofi be positive.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement which is filed as exhibit 10.1 to this Current Report on Form 8-K.

The registrant issued a press release announcing the Agreement, a copy of which is filed as exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1
Research Agreement effective October 21, 2016 between Sanofi Biologics, LLC and Mymetics BV*

99.1
Press Release dated December 1, 2016

*Portions of this exhibit 10.1 have been omitted and separately filed with the SEC with a request for confidential treatment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MYMETICS CORPORATION

Date: December 1, 2016	By:	/s/ Ronald Kempers
Ronald Kempers
President and Chief Executive Officer

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